EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY



The  Company  has  only  one  subsidiary,   Cortland   Savings  Bank,  which  is
wholly-owned. The business address of the Cortland Savings Bank is:


                              Cortland Savings Bank
                              One North Main Street
                               Cortland, NY 13045